UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2019

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

We have a $3.1 billion loan guarantee agreement with the Department of Energy pursuant to which we may borrow to fund eligible project costs incurred in connection with the construction of Vogtle Units No. 3 and No. 4.  In 2017, following the bankruptcy of the primary construction contractor for the Vogtle Units, we and the Department of Energy amended the loan guarantee agreement to restrict further advances pending the satisfaction of certain conditions.

On March 7, 2019, we and the Department of Energy entered into Amendment No. 5 and Waiver to the Loan Guarantee Agreement.  Pursuant to this amendment and waiver, we are requesting an advance of $585 million under the loan guarantee agreement and the Department of Energy is waiving certain conditions to permit us to do so. We anticipate receiving this advance on or about March 15, 2019. Following receipt of the advance, we will have borrowed $2.4 billion under this loan.

For additional information regarding the loan guarantee agreement and Vogtle Units No. 3 and No. 4, see Note K of Notes to Unaudited Consolidated Financial Statements and  “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Vogtle Units No. 3 and No. 4” in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

4.1	Amendment No. 5 and Waiver to Loan Guarantee Agreement, dated as of March 7, 2019 between Oglethorpe and the Department of Energy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	March 13, 2019	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer